Item 5.  Other Events

Effective May 16, 2001, Douglas J. Newby, a director of U. S. Gold Corporation (the Registrant) since 1997, resigned his position as director for personal reasons. There were no disagreements between Mr. Newby and the Registrant on any matter relating to the Registrants operations, policies or practices.

Item 7.  Financial Statements and Exhibits

     None.